UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

Apollo Asset Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.375% Series A Preferred Stock	AAM.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	AAM.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On January 7, 2022, Apollo Global Management, Inc. (“AGM”) announced that Louis-Jacques Tanguy has been appointed as Chief Accounting Officer and Controller of AGM and as Chief Accounting Officer and Controller of Apollo Asset Management, Inc. (the “Company”), with such appointments to be effective upon the start of his employment, which is expected to commence on January 11, 2022.

Since 2009, Louis-Jacques Tanguy, 50, has been a Managing Director at Deutsche Bank. Most recently, he was Managing Director, Head of Group Finance Americas and Global Head of Business Finance for Origination and Advisory at Deutsche Bank, where he provided a broad range of services in London and New York related to business finance, valuation control and complex trade reviews, treasury finance, financial performance and planning, accounting and regulatory policy and disclosure. From 2006 to 2008, Mr. Tanguy was Head of Asia Pacific Product Valuation Group at Merrill Lynch Japan Securities in Tokyo. From 2002 to 2006, Mr. Tanguy was Head of Finance Product Control and Head of Risk and P&L for Fixed Income & Derivatives at Société Générale in Tokyo and Paris. He was previously an Associate Professor of Finance at the University of Aix-Marseille and Marseille Business School. Mr. Tanguy graduated from the University of Aix-Marseille with a Bachelor of Arts in Economics, a Master’s degree in Applied Finance and a Doctor of Philosophy in Business Management.

Mr. Tanguy has no family relationship with any member of the Board of Directors or any executive officer of the Company and is not a party to any transactions listed in Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Tanguy and any other persons pursuant to which he was appointed Chief Accounting Officer and Controller of the Company.

It is anticipated that Mr. Tanguy will enter into an indemnification agreement in substantially the same form as the Company enters into with its directors and executive officers. In connection with his appointments at the Company and at AGM, Mr. Tanguy will receive a one-time cash award of $560,000 and restricted stock units (“RSUs”) of Apollo Global Management, Inc. with an aggregate value of $340,000, which RSUs will vest in three equal annual installments. In addition, Mr. Tanguy will receive an award of RSUs based on the value of certain compensation he forfeited as a result of his termination of employment from Deutsche Bank (in an amount not to exceed $600,000), which RSUs will vest on or about such times as the forfeited compensation would have vested had his employment at Deutsche Bank continued. The RSUs will be granted under the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan, as amended and restated as of January 1, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ASSET MANAGEMENT, INC.

Dated: January 7, 2022	By:	/s/ Martin Kelly
Name: Martin Kelly
Title: Chief Financial Officer

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